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                                                                      EXHIBIT 5

                     OPINION OF PRESTON GATES & ELLIS LLP

                               November 1, 1999

Microsoft Corporation
One Microsoft Way
Redmond, WA 98052

   Re: Registration Statement on Form S-4

Ladies and Gentlemen:

   In connection with the registration of 14,557,518 shares of common stock, par value $.0000125 per share (the "Common Shares") of Microsoft Corporation (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-4 (the "Registration Statement"), which Common Shares will be issued by the Company in connection with the merger of MovieSub, Inc., a wholly-owned subsidiary of the Company, with and into Visio Corporation, a Washington corporation, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination and upon our familiarity as counsel for the Company with its general affairs, it is our opinion that:

   The Common Shares being registered, when issued, will be legally issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         Preston Gates & Ellis LLP

                                                  /s/ Richard B. Dodd
                                         By ___________________________________
                                                      Richard B. Dodd